Exhibit T3A-37

Form **LLC-5.5**
December 2003

Jesse White
Secretary of State
Department of Business Services
Limited Liability Company Division
Room 351, Howlett Building
Springfield, IL 62756
http://www.cyberdriveillinois.com

Payment must be made by certified check, cashier's check, Illinois attorney's check, Illinois C.P.A.'s check or money order, payable to "Secretary of State."

Illinois
Limited Liability Company Act
Articles of Organization

SUBMIT IN DUPLICATE
Must be typewritten

This space for use by Secretary of State

Date 4/11/14
Assigned File # 04673468
Filing Fee $500.00
Approved: B

04673468

FILED
APR 11 2014
JESSE WHITE
SECRETARY OF STATE

1. Limited Liability Company Name: Herbal Remedies Dispensaries, LLC

(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2. The address of its principal place of business: (Post office box alone and c/o are unacceptable.)
200 N. 8th Street, Lower Level, Quincy, IL 62306

3. The Articles of Organization are effective on: (Check one)

a) X the filing date, or b) ______ another date later than but not more than 60 days subsequent to the filing date: ____________ (month, day, year)

4. The registered agent's name and registered office address is:

Registered agent:	Charles		Couri
	First Name	*Middle Initial*	*Last Name*
Registered Office: (P.O. Box and c/o are unacceptable)	411 Hamilton Blvd.		14th Floor
	Number	*Street*	*Suite #*
	Peoria	61602	Peoria
	City	*ZIP Code*	*County*

5. Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065).
(If not sufficient space to cover this point, add one or more sheets of this size.)

"The transaction of any or all lawful business for which limited liability companies may be organized under this Act."

6. The latest date, if any, upon which the company is to dissolve ____________. (month, day, year)

Any other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5

7. Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:
If yes, state the provisions(s) from the ILLCA. ☐ Yes ☒ No

8. a) Management is by manager(s): ☒ Yes ☐ No
If yes, list names and business addresses.
Robert J. Lansing
200 N. 8th, Lower Level
Quincy, IL 62306

b) Management is vested in the member(s): ☐ Yes ☒ No
If yes, list names and addresses.

9. I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated April 9 (Month/Day), 2014 (Year)

Signature(s) and Name(s) of Organizer(s)	Address(es)
1. [signature] Signature	1. 411 Hamilton Blvd., 14th Floor Number Street
Charles Couri, Organizer (Type or print name and title)	Peoria City/Town
(Name if a corporation or other entity)	Illinois State 61602 ZIP Code
2. Signature	2. Number Street
(Type or print name and title)	City/Town
(Name if a corporation or other entity)	State ZIP Code
3. Signature	3. Number Street
(Type or print name and title)	City/Town
(Name if a corporation or other entity)	State ZIP Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE • Secretary of State

APRIL 11, 2014 0467346-8

CHARLES COURI
411 HAMILTON BLVD, 14TH FLOOR
PEORIA, IL 61602-0000

RE HERBAL REMEDIES DISPENSARIES, LLC

DEAR SIR OR MADAM:

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF ORGANIZATION THAT CREATED YOUR LIMITED LIABILITY COMPANY. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

PLEASE NOTE! THE LIMITED LIABILITY COMPANY MUST FILE AN ANNUAL REPORT PRIOR TO THE FIRST DAY OF THIS ANNIVERSARY MONTH NEXT YEAR. FAILURE TO TIMELY FILE WILL RESULT IN A $300 PENALTY AND/OR DISSOLUTION/REVOCATION. A PRE-PRINTED ANNUAL REPORT WILL BE MAILED TO THE REGISTERED AGENT AT THE ADDRESS ON OUR RECORDS APPROXIMATELY 45 DAYS BEFORE THE DUE DATE.

FOR A LIMITED LIABILITY COMPANY THAT INTENDS TO PROVIDE CERTAIN PROFESSIONAL SERVICES FOR WHICH INDIVIDUALS ARE REQUIRED TO BE LICENSED, A CERTIFICATE OF REGISTRATION MUST BE OBTAINED FROM THE ILLINOIS DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION. IF THE LLC IS SO REGISTERED, THE CURRENT ADDRESS FROM WHICH THE PROFESSIONAL SERVICES ARE PROVIDED MUST ALSO BE ON RECORD WITH THIS OFFICE.

MANY OF OUR SERVICES ARE AVAILABLE AT OUR CONTINUOUSLY UPDATED WEBSITE. VISIT WWW.CYBERDRIVEILLINOIS.COM TO VIEW THE STATUS OF THIS COMPANY, PURCHASE A CERTIFICATE OF GOOD STANDING, OR EVEN FILE THE ANNUAL REPORT REFERRED TO IN THE EARLIER PARAGRAPH.

SINCERELY YOURS,

Jesse White

JESSE WHITE
SECRETARY OF STATE
DEPARTMENT OF BUSINESS SERVICES
LIMITED LIABILITY DIVISION
(217) 524-8008